CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Conquest Petroleum Incorporated

 We hereby consent to this inclusion in this Registration Statement on the Form S-1, Amendment No. 1, of our reports dated April 15, 2009, of Conquest Petroleum Incorporated relating to the financial statements as of December 31, 2008, and December 31, 2007, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC
Houston, Texas
November 13, 2009